EXHIBIT 99.1

Yelp’s Strong Execution Drove Record Net Revenue in the
Second Quarter 2023

Second quarter Net Revenue increased by 13% year over year to a record $337 million

Net Income increased by 84% year over year to a positive $15 million

Adjusted EBITDA increased by 25% year over year to a record $84 million

SAN FRANCISCO--(BUSINESS WIRE)--Aug. 3, 2023--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the second quarter ended June 30, 2023 in the Q2 2023 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.

“Yelp's record-breaking top-line second quarter results are a testament to our increased product velocity and consistent execution across the company,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “For the ninth consecutive quarter, we delivered double-digit growth. Net revenue reached a new high driven by record advertising revenue across categories. Self-serve and multi-location accounted for more than half of our advertising revenue for the first time, reaching a milestone that reflects our long-term strategy to drive growth through our most efficient advertising channels. As we remain focused on enhancing our already strong product pipeline, we’re confident in our ability to gain market share and deliver long term shareholder value.”

“Yelp’s second quarter results demonstrate the durability of our top-line growth while delivering healthy profitability,” said David Schwarzbach, Yelp’s chief financial officer. “We grew net revenue by 13% year over year to a record level, while also expanding net income margin and adjusted EBITDA margin by two percentage points each from the prior-year period. We believe the strategic investments we’ve made have positioned us well for continued profitable growth over the long term.”

Quarterly Conference Call
Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the second quarter financial results and outlook for the third quarter and full year 2023. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.
About Yelp
Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions of people rely on Yelp for useful and trusted local business information, reviews and photos to help inform their spending decisions. As a one-stop local platform, Yelp helps consumers easily discover, connect and transact with businesses across a broad range of categories by making it easy to request a quote for a service, book a table at a restaurant, and more. Yelp was founded in San Francisco in 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, its investment plans, and its ability to deliver profitable growth over the long term, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•macroeconomic uncertainty — including related to inflation, rising interest rates, supply chain issues, and the lingering impact of the COVID-19 pandemic and efforts to contain it — and its effect on consumer behavior, user activity and advertiser spending;
•the impact of fears or actual outbreaks of disease and any resulting changes in consumer behavior, economic conditions or governmental actions;
•Yelp’s ability to maintain and expand its base of advertisers, particularly if advertiser turnover substantially worsens and/or consumer demand significantly degrades;
•Yelp’s ability to maintain continued growth in connection with strategic investments;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$270,256	$306,379
Short-term marketable securities	126,909	94,244
Accounts receivable, net	151,655	131,902
Prepaid expenses and other current assets	38,690	63,467
Total current assets	587,510	595,992
Property, equipment and software, net	75,588	77,224
Operating lease right-of-use assets	79,591	97,392
Goodwill	103,260	102,328
Intangibles, net	8,315	8,997
Other non-current assets	179,024	133,989
Total assets	$1,033,288	$1,015,922

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$171,871	$137,950
Operating lease liabilities — current	38,246	39,674
Deferred revenue	5,414	5,200
Total current liabilities	215,531	182,824
Operating lease liabilities — long-term	67,777	86,661
Other long-term liabilities	41,378	36,113
Total liabilities	324,686	305,598

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	1,732,909	1,649,692
Treasury stock	(159)	—
Accumulated other comprehensive loss	(13,876)	(15,545)
Accumulated deficit	(1,010,272)	(923,823)
Total stockholders' equity	708,602	710,324
Total liabilities and stockholders' equity	$1,033,288	$1,015,922

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$337,126	$298,884	$649,564	$575,512

Costs and expenses:
Cost of revenue (1)	30,184	26,988	56,243	50,417
Sales and marketing (1)	139,150	129,412	286,605	255,509
Product development (1)	85,030	76,848	173,227	157,533
General and administrative (1)	53,405	38,377	99,914	77,760
Depreciation and amortization	10,615	11,258	21,420	22,748
Total costs and expenses	318,384	282,883	637,409	563,967
Income from operations	18,742	16,001	12,155	11,545
Other income, net	5,898	1,327	11,110	2,256
Income before income taxes	24,640	17,328	23,265	13,801
Provision for income taxes	9,911	9,319	9,714	6,707
Net income attributable to common stockholders	$14,729	$8,009	$13,551	$7,094

Net income per share attributable to common stockholders
Basic	$0.21	$0.11	$0.19	$0.10
Diluted	$0.21	$0.11	$0.19	$0.10

Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	69,256	71,217	69,537	71,427
Diluted	71,238	72,835	71,645	73,572

(1) Includes stock-based compensation expense as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$1,346	$1,248	$2,728	$2,553
Sales and marketing	8,607	8,200	17,721	16,855
Product development	24,974	22,304	50,841	45,429
General and administrative	8,653	8,309	18,547	16,284
Total stock-based compensation	$43,580	$40,061	$89,837	$81,121

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net income	$13,551	$7,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,420	22,748
Provision for doubtful accounts	14,636	12,676
Stock-based compensation	89,837	81,121
Amortization of right-of-use assets	15,699	16,870
Deferred income taxes	(42,148)	(24,114)
Amortization of deferred contract cost	11,716	8,413
Asset impairment	3,555	—
Other adjustments, net	(64)	717
Changes in operating assets and liabilities:
Accounts receivable	(34,389)	(30,014)
Prepaid expenses and other assets	12,156	(22,149)
Operating lease liabilities	(20,943)	(19,813)
Accounts payable, accrued liabilities and other liabilities	37,225	24,683
Net cash provided by operating activities	122,251	78,232

Investing Activities
Purchases of marketable securities — available-for-sale	(82,491)	—
Sales and maturities of marketable securities — available-for-sale	50,613	—
Purchases of property, equipment and software	(15,153)	(14,498)
Other investing activities	146	19
Net cash used in investing activities	(46,885)	(14,479)

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	26,095	11,026
Taxes paid related to the net share settlement of equity awards	(38,201)	(32,046)
Repurchases of common stock	(100,000)	(100,006)
Payment of issuance costs for credit facility	(799)	—
Net cash used in financing activities	(112,905)	(121,026)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,175	(1,154)

Change in cash, cash equivalents and restricted cash	(36,364)	(58,427)
Cash, cash equivalents and restricted cash — Beginning of period	307,138	480,641
Cash, cash equivalents and restricted cash — End of period	$270,774	$422,214

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as litigation settlement expenses and impairment charges. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as litigation settlement expenses and impairment charges; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$14,729	$8,009	$13,551	$7,094
Provision for income taxes	9,911	9,319	9,714	6,707
Other income, net	(5,898)	(1,327)	(11,110)	(2,256)
Depreciation and amortization	10,615	11,258	21,420	22,748
Stock-based compensation	43,580	40,061	89,837	81,121
Litigation settlement expense(1)	11,000	—	11,000	—
Asset impairment(1)	—	—	3,555	—
Adjusted EBITDA	$83,937	$67,320	$137,967	$115,414

Net revenue	$337,126	$298,884	$649,564	$575,512
Net income margin	4%	3%	2%	1%
Adjusted EBITDA margin	25%	23%	21%	20%
(1) Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations.